Lease

By and Between

Reno County, Kansas

and

Wheeled Coach Industries, Inc

Dated June 1, 2002

LEASE

Table of Contents

Parties

Recitals.

ARTICLE I

Section 1.1 Definitions

Section 1.2 Representations and Covenants by Tenant

Section 1.3 Representations and Covenants by Issuer

ARTICLE II

Section 2.1 Granting of Leasehold

ARTICLE III

Section 3.1 Basic Rent

Section 3.2 Acquisition of Bonds

Section 3.3 Additional Rent

Section 3.4 Rent Payable Without Abatement or Setoff

Section 3.5 Prepayment of Basic Rent

Section 3.6 Deposit of Rent by Trustee

ARTICLE IV

Section 4.1 Disposition of original Proceeds; Project Fund

ARTICLE V

Section 5.1 Acquisition of Land and Improvements

Section 5.2 Project Contracts

Section 5.3 Payment of Project Costs for Building and Improvements.

Section 5.4 Payment of Project Costs for Machinery and Equipment

Section 5.5 Completion of Project

Section 5.6 Deficiency of Project Fund

Section 5.7 Surplus in Project Fund

Section 5.8 Right of Entry by Issuer

Section 5.9 Machinery and Equipment Purchased by Tenant

Section 5.10 Project Property of Issuer

Section 5.11 Kansas Retailers' Sales Tax

ARTICLE VI

Section 6.1 Insurance as a Condition to Disbursement

Section 6.2 Insurance After Completion

Section 6.3 General Insurance Provisions

Section 6.4 Owner's Title Insurance

ARTICLE VII

Section 7.1 Impositions

Section 7.2 Receipted Statements

Section 7.3 Issuer May Not Sell

Section 7.4 Contest of Impositions

Section 7.5 Ad Valorem Taxes

ARTICLE VIII

Section 8.1 Use of Project.

Section 8.2 Environmental Provisions

ARTICLE IX

Section 9.1 Sublease by Tenant.

Section 9.2 Assignment by Tenant

Section 9.3 Release of Tenant

Section 9.4 Mergers and Consolidations

Section 9.5 Covenant Against Other Assignments

ARTICLE X

Section 10.1 Repairs and Maintenance

Section 10.2 Removal, Disposition and Substitution of Machinery and Equipment.

ARTICLE XI

Section 11.1 Alteration of Project

ARTICLE XII

Section 12.1 Additional Improvements

ARTICLE XIII

Section 13.1 Securing of Permits and Authorizations

Section 13.2 Mechanics' Liens

Section 13.3 Contest of Liens

Section 13.4 Utilities

ARTICLE XIV

Section 14.1 Indemnity

ARTICLE XV

Section 15.1 Access to Project

ARTICLE XVI

Section 16.1 Option to Extend Term

ARTICLE XVII

Section 17.1 Option to Purchase Project

Section 17.2 Quality of Title and Purchase Price

Section 17.4 Effect of Failure to Complete Purchase

Section 17.5 Application of Condemnation Awards if Tenant Purchases Project

Section 17.6 Option to Purchase Unimproved Portions of Land.

Section 17.7 Quality of Title-Purchase Price

Section 17.8 Closing of Purchase

Section 17.9 Effect of Purchase on Lease

Section 17.10 Effect of Failure to Complete Purchase

ARTICLE XVIII

Section 18.1 Damage and Destruction.

Section 18.2 Condemnation

ARTICLE XIX

Section 19.1 Termination by Reason of Change of Circumstances

ARTICLE XX

Section 20.1 Remedies on Default

Section 20.2 Survival of Obligations

Section 20.3 No Remedy Exclusive

ARTICLE XXI

Section 21.1 Performance of Tenant's Obligations by Issuer

ARTICLE XXII

Section 22.1 Surrender of Possession

ARTICLE XXIII

Section 23.1 Notices

ARTICLE XXIV

Section 24.1 Net Lease

Section 24.2 Funds Held by Trustee After Payment of Bonds

ARTICLE XXV

Section 25.1 Rights and Remedies

Section 25.2 Waiver of Breach

Section 25.3 Issuer Shall Not Unreasonably Withhold Consents and Approvals

ARTICLE XXVI

Section 26.1 Financial Reports.

Section 26.2 Quiet Enjoyment and Possession

ARTICLE XXVII

Section 27.1 Investment Tax Credit; Depreciation

ARTICLE XXVIII

Section 28.1 Amendments

Section 28.2 Granting of Easements

Section 28.3 Security Interests

Section 28.4 Incorporation by Reference

Section 28.5 Construction and Enforcement

Section 28.6 Invalidity of Provisions of Lease

Section 28.7 Covenants Binding on Successors and Assigns

Section 28.8 Section Headings

Section 28.9 Execution of Counterparts..

Signatures

Acknowledgments

Schedule I.

Appendix A

LEASE

  This Lease, made and entered into as of the first day of June, 2002 by and between Reno County, Kansas, a political subdivision of the State of Kansas (the "Issuer"), and Wheeled Coach Industries, Inc., a Kansas corporation duly authorized and qualified to do business in the State of Kansas (the "Tenant").

WITNESSETH:

WHEREAS, Issuer is a municipal corporation duly organized and existing under the laws of the State of Kansas, with full lawful power and authority to enter into this Lease by and through its Governing Body; and

WHEREAS, Issuer in furtherance of the purposes and pursuant to the provisions of the laws of the State of Kansas, K.S.A. 12-1740 to 12-1749a, as amended (the "Act"), and in order to provide for the industrial and commercial development and welfare of Reno County, Kansas and its environs and to provide employment opportunities for its citizens and to promote the economic stability of the State of Kansas, has proposed and does hereby propose that it shall:

(a) Acquire the Project (as hereinafter defined);

(b) Lease the Project to Tenant for the rentals and upon the terms and conditions hereinafter set forth; and

(c) Issue, for the purpose of paying the foregoing costs, the 2002 Bonds under and pursuant to and subject to the provisions of the Act and Indenture (hereinafter defined), said Indenture being incorporated herein by reference and authorized by an ordinance of the Governing Body Issuer; and

WHEREAS, Tenant, pursuant to the foregoing proposals of Issuer, desires to lease the Project from Issuer for the rentals and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, Issuer and Tenant do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS, REPRESENTATIONS AND COVENANTS

Section 1.1. Definitions. In addition to the words, terms and phrases elsewhere defined in this Lease, the following words, terms and phrases as used herein shall have the following meanings unless the context or use indicates another or different meaning or intent:

"Act" means K.S.A. 12-1740 to 12-1749a, inclusive, as amended.

"Additional Bonds" means any Bonds issued in addition to the 2002 Bonds pursuant to the provisions of Section 209 of the Indenture.

"Additional Rent" means all fees, charges and expenses of the Trustee, all Impositions, all amounts necessary to be used in conjunction with funds transferred to the Principal and Interest Payment Account as of the Completion Date so that funds may be redeemed in accordance with Section 302(b) of the Indenture in increments of $5,000, all amounts required under Article XXIV hereof, all other payments of whatever nature which Tenant has agreed to pay or assume under the provisions of this Lease and all expenses (including reasonable attorney's fees) incurred by Issuer in connection with the enforcement of any rights under this Lease or the Indenture. The fees, charges and expenses of the Trustee shall include all costs incurred in connection with the issuance, transfer, exchange, registration, redemption or payment of the Bonds except (a) the reasonable fees and expenses in connection with the replacement of a Bond or Bonds mutilated, stolen, lost or destroyed or (b) any tax or other government charge imposed in relation to the transfer, exchange, registration, redemption or payment of the Bonds.

"Additional Term" shall mean that term commencing on the last day of the Basic Term and terminating five years thereafter.

"Authorized Tenant Representative" means the President of Tenant, or such other person at the time designated to act on behalf of Tenant as evidenced by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of Tenant by its President or any Vice President. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Tenant Representative.

"Bankruptcy Code" means Title 11 of the United States Code, as amended.

"Basic Rent" means the monthly pro rata amount equal to the sum of (1) the next maturing monthly installment of interest on the Bonds plus (2) the the next maturing principal amount of the Bonds which amount, when added to Basic Rent Credits, is sufficient to pay, on any Payment Date, all principal of, redemption premium, if any, and interest on the Bonds which is due and payable on such Payment Date.

"Basic Rent Credits" means all funds on deposit in the Principal and Interest Payment Account and available for the payment of principal of, redemption premium, if any, and interest on the Bonds on any Payment Date.

"Basic Rent Payment Date" means June1, 2002 and the first day of each month thereafter until the principal of, redemption premium, if any, and interest on the Bonds have been fully paid or provision made for their payment in accordance with the provisions of the Indenture.

"Basic Term" means that term commencing as of the date of this Lease and ending on June 1, 2012 subject to prior termination as specified in this Lease, but to continue thereafter until all of the principal of, redemption premium, if any, and interest on all outstanding Bonds shall have been paid in full or provision made for their payment in accordance with the provisions of the Indenture.

"Bonds" means the fully registered 2002 Bonds and any Additional Bonds.

"Bond Counsel" means the firm of Martindell Swearer & Shaffer, llp or any other attorney or firm of attorneys whose expertise in matters relating to the issuance of obligations by states and their political subdivisions is recognized nationally and acceptable to Issuer, Trustee and Tenant.

"Bondowner" means the registered owner of any fully registered Bond.

"Business Day" means a day which is not a Saturday, Sunday or any day designated as a holiday by the Congress of the United States or by the legislature of the State and on which banks in the State are not authorized to be closed.

"Certificate of Completion" means a written certificate signed by the Authorized Tenant Representative stating that (1) the Project has been completed in accordance with the plans and specifications prepared or approved by Issuer or Tenant, as the case may be; (2) the Project has been completed in a good and workmanlike manner; (3) no mechanic's or *materialmen's liens have been filed, nor is there any basis for the filing of such liens, with respect to the Project; (4) all Improvements constituting a part of the Project are located or installed upon the Land; and (5) if required by ordinances duly adopted by Issuer or by applicable building codes, that an appropriate certificate of occupancy has been issued with respect to the Project.

"Change of Circumstances" means the occurrence of any of the following events:

(1) title to, or the temporary use of, all or any part of the Project shall be condemned by any authority exercising the power of eminent domain;

(2) the Project is damaged or destroyed, in whole or in part, by fire, theft or other casualty; or

(3) as a result of changes in the Constitution of the State or of any legislative or administrative action by the State or any political subdivision thereof, of by the United States, or by reason of any action instituted in any court, this Lease shall become void or unenforceable, or impossible of performance without unreasonable delay, or in any other way, by reason of such changes or circumstances, unreasonable burdens or excessive liabilities are imposed upon Tenant.

"Code" means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder by the United States Department of the Treasury.

"Completion Date" means the date of completion of the acquisition, purchase, construction and installation of the Project pursuant to the Lease.

"Costs of Issuance" means any and all expenses of whatever nature incurred in connection with the issuance and sale of the Bonds, including but not limited to underwriting fees and expenses, or underwriting discount, bond and other printing expenses, and legal fees and expenses of counsel.

"Default" means any event or condition the occurrence of which, with the lapse of time or the giving of notice or both, constitutes an Event of Default.

"Event of Bankruptcy" means an event whereby the Tenant shall: (i) admit in writing its inability to pay its debts as they become due; or (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code as now or in the future amended, or file a pleading asking for such relief; or (iii) make an assignment for the benefit of creditors; or (iv) consent to the appointment of a trustee or receiver for all or a major portion of its property; or (v) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (vi) suffer the entry of a final and non-appealable court order under any federal or state law appointing a receiver or trustee for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Code, which order, if the Tenant has not consented thereto, shall not be vacated, denied, set aside or stayed within 60 days after the day of entry; or (vii) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within 60 days after the final entry, or levy or after any contest is finally adjudicated or any stay is vacated or set aside.

"Event of Default" means any one of the following events:

(a) Failure of Tenant to make any payment of Basic Rent at the time and in the amounts required hereunder; or

(b) Failure of Tenant to make any payment of Additional Rent at the times and in the amounts required hereunder, or failure to observe or perform any other covenant, agreement, obligation or provision of this Lease on the Tenant's part to be observed or performed, and the same is not remedied within thirty (30) days after the Issuer or the Trustee has given the Tenant written notice specifying such failure (or such longer period as shall be reasonably required to correct such default; provided that (i) Tenant has commenced such correction within said 30-day period, and (ii) Tenant diligently prosecutes such correction to completion); or

(c) An Event of Bankruptcy; or

(d) Tenant abandons the Project.

"Full Insurable Value" means the full actual replacement cost less physical depreciation as determined from time to time upon the request of Issuer, Tenant or the Trustee (but not more frequently than once in every 24 months) by an architect, appraiser, appraisal company or one of the insurers, selected and paid by Tenant.

"Guarantor" means that the Tenant under and pursuant to the terms of the Guaranty Agreement.

"Guaranty Agreement" means the separate guaranty agreement dated as of June 1, 2002 of the Tenant as Guarantor in favor of the Trustee for the benefit of the Bondowners, required by the Indenture.

"Hazardous Substances" means and includes those elements or compounds which are contained in the list of hazardous substances adopted by the EPA or the list of toxic pollutants designated by congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, or applicable state or local statutes, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

"Impositions" means all taxes and assessments, general and special, which may be lawfully taxed, charged, levied, assessed or imposed upon or against or payable for or in respect of the Project or any part thereof, or any improvements at any time thereon or Tenant's interest therein, including any new lawful taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all water and sewer charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would encumber Issuer's title to the Project.

"Improvements" means the buildings, structure facilities, machinery, equipment and any other property purchased in whole or in part from the proceeds of the Bonds and more specifically described in Schedule I attached hereto and made a part hereof.

"Indenture" means the Trust Indenture, dated as of June 1, 2002 as from time to time amended and supplemented by Supplemental Indentures in accordance with the provisions thereof.

"Interest Payment Date" means June 1 and December 1 in each year, commencing as of December 1, 2002 and continuing so long as any principal amount of the 2002 Bonds remains Outstanding.

"Land" means the real property described in Schedule I attached hereto and made a part hereof.

"Lease" means this Lease Agreement by and between the Issuer and the Tenant, as from time to time supplemented and amended in accordance with the provisions hereof and of the Indenture.

"Net Proceeds" means, when used with respect to any insurance or condemnation award with respect to the Project, the proceeds from the insurance or condemnation award remaining after the payment of all expenses (including attorneys' fees and any extraordinary expenses of the Trustee) incurred in the collection of such proceeds.

The term "Notice Address" shall mean:

(1) With respect to the Tenant:

Wheeled Coach Industries, Inc.

15 Compound Drive

Hutchinson, KS 67502

Attn: President

(2) With respect to the Issuer:

Reno County, Kansas

206 West First Avenue

Hutchinson, KS 67501

Attn: County Clerk

(3) With respect to the Trustee:

First National Bank of Hutchinson

1 North Main Street

Hutchinson, KS 67501

Attn: Corporate Trust Services

"Notice Representative" means:

(1) With respect to the Tenant, any executive officer thereof.

(2) With respect to the Issuer, its duly elected or appointed City Clerk.

(3) With respect to the Trustee, any trust officer thereof.

"Original Proceeds" means all proceeds, including accrued interest, derived from the sale of the Bonds to the Purchaser.

"Outstanding" means, as of a particular date, Bonds heretofore issued, authenticated and delivered, except:

(a) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation pursuant to the Indenture;

(b) Bonds for the payment or redemption of which moneys or investments have been deposited in trust with the Trustee for the benefit of the Owners of the Bonds in accordance with the provisions of the Indenture; and

(c) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to the Indenture.

"Owner" means the registered owner of any fully registered bond.

"Payment Date" means any date on which the principal of or interest on any Bond is payable.

"Principal and Interest Payment Account" means that account authorized and established with the Trustee by the Indenture and designated "Reno County, Kansas Principal and Interest Payment Account for Economic Development Revenue Bonds, (Wheeled Coach Industries, Inc. Project).

"Principal Payment Date" means, with respect to the 2002 Bonds, June 1 in each year commencing June 1, 2003 and continuing so long as any of the principal of the 2002 Bonds remains Outstanding and unpaid.

"Project" means and includes the Issuer's interest in the Land and the Improvements acquired, constructed or installed with proceeds of the 2002 Bonds together with any Project Additions.

"Project Additions" means any additional improvements acquired, constructed or installed from proceeds of any additional series of Bonds authorized and issued pursuant to the Indenture.

"Project Costs" means those costs incurred in connection with the Project, including:

(a) all costs and expenses incident or necessary to the acquisition of the Land and such of the Improvements as are constructed, installed or in progress at the date of such acquisition;

(b) fees and expenses of architects, appraisers, surveyors and engineers for estimates, surveys, soil borings and soil tests and other preliminary investigations and items necessary to the commencement of construction, preparation of plans, drawings and specifications and supervision of construction, as well as for the performance of all other duties of architects, appraisers, surveyors and engineers in relation to the construction, furnishing and equipping of the Project or the issuance of the Bonds;

(c) all costs and expenses of constructing, acquiring or installing the remaining portion of the Project;

(d) payment of interest actually incurred on any interim financing obtained from a lender unrelated to the Tenant for performance of work on the Project prior to the issuance of the Bonds;

(e) the cost of the title insurance policies and the cost of any insurance and performance and payment bonds maintained during the Construction Period in accordance with Section 6.3 and 6.4 of this Lease, respectively;

(F) interest accruing on the Bonds prior to the Completion Date, if and to the extent proceeds of the Bonds set aside and deposited to the credit of the Principal and Interest Payment Account pursuant to Section 602 of the Indenture are insufficient for payment of such interest.

(g) Costs of Issuance.

"Project Fund" means the account authorized and established with the Trustee pursuant to the Indenture and designated the "Reno County, Kansas Project Fund (Wheeled Coach Industries, Inc. Project)".

"Project Replacement Fund" means that fund authorized and established with the Trustee by the Indenture and designated the "Reno County, Kansas Project Replacement Fund (Wheeled Coach Industries, Inc. Project).

"Purchaser" means Froggatte & Company, Wichita, Kansas.

"2002 Bonds" means Reno County, Kansas, Economic Development Revenue Bonds, Series ___ 2002, (Wheeled Coach Industries, Inc. Project), dated June 1, 2002 in the aggregate principal amount of $1,600,000*.

"State" means the State of Kansas.

"Tenant" means Wheeled Coach Industries, Inc., its successors and assigns.

"Term" means, collectively, the Basic Term and any Additional Term of this Lease.

"Trustee" means First National Bank of Hutchinson in Reno County, Kansas in its capacity as trustee, bond registrar and insurance trustee and its successor or successors and any other corporation or association which at the time may be substituted in its place pursuant to and at the time serving as Trustee under the Indenture.

Section 1.2 Representations and Covenants by Tenant. Tenant makes the following covenants and representations as the basis for the undertakings on its part herein contained:

(a) Representations and Covenants Relating to the Code.

(i) It will not use or cause or allow more than 25 percent of the Original Proceeds (less costs of issuance and any Bond Reserve Account deposit) to be used or applied to provide a facility the primary purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

(ii) It will not use or cause or allow any portion of the Original Proceeds to be used or applied to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(iii) At least 95% of the Original Proceeds, less Costs of Issuance and any Bond Reserve deposit, will be expended for Project Costs paid or incurred subsequent to the Official Action Date.

(iv) It will not make or cause or permit to be made, whether by the Trustee or otherwise, any use of the proceeds (as defined in the Code) of the Bonds which, if such use had been reasonably expected on the date of issuance of the Bonds, would have caused the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and further covenants and agrees that it will comply with and will take all action reasonably required to insure that the Trustee complies with all applicable requirements of said Section 148 and the rules and regulations of the United States Treasury Department thereunder until all of the Bonds, including interest thereon and any applicable redemption premium, have been paid.

(v) The weighted average maturity of the Bonds, (determined in accordance with Section 147(b) of the Code), does not exceed 120 percent of the average reasonably expected economic life of the Project (as determined in accordance with Section 147(b) of the Code).

(vi) Tenant covenants and agrees to furnish to Issuer prior to issuance and delivery of the Bonds, all information necessary for Issuer to comply with Section 149(e) of the Code, including a fully completed Internal Revenue Service Form 8038 (or such other applicable information reporting form of the IRS) with respect to the Bonds. Tenant acknowledges and agrees that it shall principally be responsible, as between or among any preparers, for such information.

(vii) Tenant covenants and agrees to file or cause to be filed such periodic supplemental statements or notices with the Internal Revenue Service or such other designated governmental agency as may now or hereafter be required by applicable statutes or regulations, in order to comply with Section 144(a)(4) of the Code and for the exemption from Federal income taxation of the interest on the Bonds to continue in full force and effect. Tenant further covenants and agrees to do such other acts as may be necessary from time to time to assure the continued tax exempt status of the Bonds, and to refrain from any or all acts, including without limitation, the making of capital expenditures with respect to the Project or otherwise, which may at anytime adversely affect or threaten the tax exempt status of the Bonds.

(viii) The Project, and each portion thereof, constitutes either land or property of a character subject to the allowance for depreciation required by Section 144(a) of the Code. Not more than 25% of the proceeds of the Bonds will be used to acquire the Land in accordance with Section 147(c) of the Code. Except for costs associated with the issuance of the Bonds, all expenditures for and costs of the Project have been or will be items of Project Costs as defined herein.

(ix) As of the date of issuance of the Bonds or any Additional Bonds, there are not outstanding any obligations (other than the Bonds) the interest on which is exempt from Federal income tax by virtue of the provisions of Section 144(a) of the Code and the proceeds of which were to be used with respect to the Project or with respect to other facilities located within the boundaries of Issuer, or facilities contiguous to, or integrated with, the Project or any such facilities, and the principal user (as defined in the Code) of which is or will be the Tenant or any other Principal User.

(x) The Tenant will not request or authorize any disbursement by the Trustee pursuant to the Lease (other than for costs associated with the issuance of the Bonds) which would result in less than 95% of the proceeds of the Bonds, including any income thereon, being used to provide land or property of a character subject to the allowance for depreciation under the Code (other than any such proceeds or income used for costs associated with the issuance of the Bonds).

(xi) The Tenant will comply with all the limitations and requirements of Section 148 of the Code and the related regulations (Section 1.103-15) with respect to arbitrage limitations on industrial development bonds.

(xii) As of the date of issuance of the Bonds or any Additional Bonds, the amount of the Bonds and Additional Bonds allocated to any test period beneficiary (when increased by the tax-exempt, facility-related bonds allocated to such test period beneficiary) does not exceed $40,000,000, all as defined and set out in Section 144(a)(10) of the Code.

(xiii) Tenant covenants that not more than 2% of the aggregate principal amount of the Bonds will be expended for Costs of Issuance as required in Section 147(g) of the Code.

(xiv) Tenant covenants that no portion of the Original Proceeds of the Bonds will be used to acquire any property (or any interest therein) unless (a) the first use of such property is pursuant to such acquisition or (b) appropriate Rehabilitation Expenditures are made with respect to such property in accordance with Section 147(d) of the Code.

(xv) Tenant covenants that no property included in the Project was placed in service more than one year before the date of issue of the Bonds.

(xvi) Tenant covenants that no non-exempt user of the Project within the five years preceding the issuance of the Bonds, who will also be a user of the Project after the issuance of the Bonds, will receive directly or indirectly an amount equal to 5% or more of the face amount of the Bonds in payment for his interest in the Project.

The Issuer and the Tenant agree to amend the covenants contained in this Subsection in such manner as shall be set forth in an opinion of Bond Counsel as being necessary to maintain the exclusion of the interest on the Bonds from the recipient's gross income for purposes of federal income taxation. The covenants contained in this Section may be amended at any time, with the consent of the Trustee, by a written agreement executed by the Issuer and the Tenant pursuant to this Subsection without notice to or the consent of any Owners of the Bonds.

(b) General Representations and Covenants:

(i) Tenant is a Kansas corporation, duly organized and existing under the laws of said State, and is duly authorized and qualified to do business in the State of Kansas, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers.

(ii) Tenant shall (A) maintain and preserve its existence and organization as a corporation and its authority to do business in the State and to operate the Project; (B) shall not initiate any proceedings of any kind whatsoever to dissolve or liquidate without (1) securing the prior written consent thereto of the Issuer and (2) making provision for the payment in full of the principal of and interest and redemption premium, if any, on the Bonds. Tenant shall take appropriate steps to extend its corporate existence if necessary by reason of an impending expiration of its corporate existence while the Bonds are Outstanding.

(iii) Neither the execution or delivery of this Lease, the consummation of the transactions contemplated hereby or by the Indenture, nor the fulfillment of or compliance with the terms and conditions of this Lease contravenes any provisions of its certificate or articles of Incorporation, or bylaws or conflicts with or results in a breach of the terms, conditions or provisions of any mortgage, debt, agreement, indenture or instrument to which the Tenant is a party or by which it is bound, or to which it or any of its properties is subject, or would constitute a default (without regard to any required notice or the passage of any period of time) under any of the foregoing, or would result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Tenant under the terms of any mortgage, debt, agreement, indenture or instrument, or violates any existing law, administrative regulation or court order or consent decree to which the Tenant is subject.

(iv) This Lease constitutes a legal, valid and binding obligation of the Tenant enforceable in accordance with its terms.

(v) The Tenant agrees to operate and will operate the Project, or cause the Project to be operated as a facility, as that term is contemplated in the Act, from the date of Issuer's acquisition of the Project to the end of the Lease term.

(vi) The Tenant has obtained or will obtain any and all permits, authorizations, licenses and franchises to enable it to operate and utilize the Project for the purposes for which it was leased by the Tenant under this Lease.

(vii) The estimated total cost of the Project to be financed by the Bonds, plus interest on the Bonds during acquisition, construction and installation of the Project, and expenses anticipated to be incurred in connection with the issuance of the Bonds, will not be less than the face amount of the Bonds.

Section 1.3. Representations and Covenants by Issuer. Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

(A) It is a municipal corporation existing under the Constitution and laws of the State. Under the provisions of the Act, Issuer has the power to enter into and perform the transactions contemplated by this Lease and the Indenture and to carry out its obligations hereunder and thereunder.

(B) It has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in, or disposed of, or caused or permitted any lien, claim or encumbrance to be placed against, the Project, except for this Lease and the pledge of the Project pursuant to the Indenture.

(C) Except as otherwise provided herein or in the Indenture, it will not during the Basic Term or the Additional Term, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause or permit any lien, claim or encumbrance to be placed against, the Project, except this Lease and the pledge of the Project pursuant to the Indenture.

(D) It has duly authorized the execution and delivery of this Lease and the Indenture and the issuance, execution and delivery of the 2002 Bonds.

(E) It has obtained the consent to and/or approval of the issuance of the Bonds by each municipal corporation and political subdivision the consent of approval of which is required by the provisions of the Act and the Code.

(F) It will submit to the Internal Revenue Service in accordance with Section 149 of the Code a statement with respect to the Series 1998 Bonds which contains: (a) the name and address of the Issuer, (b) the date of issue, the amount of net proceeds of the issue, the stated interest rate, term and face amount of each obligation which is part of the issue, the amount of issuance costs of the issue and the amount of reserve of the issue, (c) where required, the name of the applicable elected representative who approved the issue, or a description of the voter referendum by which the issue was approved, (d) the name and address, and employer identification number of: (i) each initial principal user of any facilities provided with the proceeds of the issue; (ii) the common parent of any affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which such initial principal user is a member, and (iii) if the issue is treated as a separate issue under Section 144(a)(6)(A) of the Code, any person treated as a principal user under Section 144(a)(6)(B) of the Code, (e) a description of any property to be financed from the proceeds of the issue, (f) a certification by a State official designated by State law as the Governor of the State that the Bonds meet the requirements of Section 146 (relating to volume cap), if applicable, and (g) any other information required by Internal Revenue Service Form 8038 or other similar form provided by the Internal Revenue Service.

ARTICLE II

Section 2.1. Granting of Leasehold. Issuer by these presents hereby rents, leases and lets unto Tenant and Tenant hereby rents, leases and hires from Issuer, for the rentals and upon and subject to the terms and conditions hereinafter set forth, the Project for the Basic Term.

ARTICLE III

Section 3.1. Basic Rent. Issuer reserves and Tenant covenants and agrees to pay to the Trustee hereinafter and in the Indenture designated, for the account of Issuer and during the Basic Term, for deposit in the Principal and Interest Payment Account hereinafter and in the Indenture established, on each Basic Rent Payment Date, Basic Rent in immediately available funds.

Section 3.2. Acquisition of Bonds. In the event Tenant acquires any outstanding Bonds, it may present the same to Issuer for cancellation, and upon such cancellation, Tenant's obligation to pay Basic Rent shall be reduced accordingly, but in no event shall Tenant's obligation to pay Basic Rent be reduced in such a manner that the Trustee shall not have on hand in the Principal and Interest Payment Account funds sufficient to pay the maturing principal of, redemption premium, if any, and interest on the Bonds as and when the same shall become due and payable in accordance with the provisions of the Indenture.

Section 3.3. Additional Rent. Within Thirty (30) days after receipt of written notice thereof, Tenant shall pay any Additional Rent required to be paid pursuant to this Lease.

Section 3.4. Rent Payable Without Abatement or Setoff. Tenant covenants and agrees with and for the express benefit of Issuer and the Bondowners that all payments of Basic Rent and Additional Rent shall be made by Tenant as the same become due, and that Tenant shall perform all of its obligations, covenants and agreements hereunder without notice or demand and without abatement, deduction, setoff, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Improvements shall have been acquired, started or completed, or whether Issuer's title to the Project or any part thereof is defective or non-existent, and notwithstanding any failure of consideration or commercial frustration of purpose, the eviction or constructive eviction of Tenant, any Change of Circumstances, any change in the tax or other laws of the United States of America, the State, or any municipal corporation of either, any change in Issuer's legal organization or status, or any default of Issuer hereunder, and regardless of the invalidity of any action of Issuer or any other event or condition whatsoever, and regardless of the invalidity of any portion of this Lease, and Tenant hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease or which releases or purports to release Tenant therefrom. Nothing in this Lease shall be construed as a waiver by Tenant of any rights or claims Tenant may have against Issuer under this Lease or otherwise, but any recovery upon such rights and claims shall be had from Issuer separately, it being the intent of this Lease that Tenant shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to pay Basic Rent and Additional Rent) for the benefit of the Bondowners.

Section 3.5. Prepayment of Basic Rent. Tenant may at any time prepay all or any part of the Basic Rent.

Section 3.6. Deposit of Rent by Trustee. The Trustee shall deposit, use and apply all payments of Basic Rent and Additional Rent in accordance with the provisions of this Lease and the Indenture.

ARTICLE IV

Section 4.1. Disposition of Original Proceeds; Project Fund. The Original Proceeds of any series of Bonds shall be paid over to the Trustee for the account of Issuer. The Trustee shall, first, promptly pay from such Original Proceeds into the Principal and Interest Payment Account the full amount of any accrued interest and premium, if any, received upon such sale. The remainder of such proceeds shall be deposited by the Trustee in the Project Fund to be used and applied as provided in this Lease and the Indenture , except that Costs of Issuance may be paid from the Project Fund without further order or authorization.

ARTICLE V

Section 5.1. Acquisition of Land and Improvements. Tenant shall prior to or concurrently with the issuance of the Bonds, convey or cause to be conveyed to Issuer the Land and such of the Improvements as are then completed, installed or in progress. Tenant shall also concurrently with such conveyance make provisions for the discharge of any liens or encumbrances incurred by it in connection with the construction, installation or development of the Project.

Section 5.2. Project Contracts. It is recognized by the parties hereto that prior to the execution hereof Tenant has entered into a contract or contracts with respect to the acquisition and/or construction of the Improvements. Said contracts are hereinafter referred to as the "Project Contracts". Prior to the execution hereof, certain work has been or may have been performed on the Project pursuant to said Project Contracts or otherwise. Tenant hereby conveys, transfers and assigns to Issuer all of Tenant's interest in the Project Contracts and Issuer hereby designates Tenant as Issuer's agent for the purpose of executing and performing the Project Contracts. After the execution hereof, Tenant shall cause the Project Contracts to be fully performed by the contractor(s) thereunder in accordance with the terms thereof, and Tenant covenants to cause the Improvements to be acquired, constructed and/or completed in accordance with the Project Contracts. Tenant warrants that the construction and/or acquisition of the improvements in accordance with said Project Contracts will result in the Project being suitable for use by Tenant for its purposes. Any and all amounts received by Issuer, Trustee or Tenant from any of the contractors or other suppliers by way of breach of contract, refunds or adjustments shall become a part of and be deposited in the Project Fund.

Section 5.3. Payment of Project Costs for Buildings and Improvements. Issuer hereby agrees to pay for the construction of the buildings and improvements constituting a portion of the Project, but solely from the Project Fund, and hereby authorizes and directs the Trustee to pay for the same, but solely from the Project Fund, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form set forth by Appendix A hereto which is incorporated herein by reference.

The sole obligation of Issuer under this paragraph shall be to cause the Trustee to make such disbursements upon receipt of such certificates. The Trustee may rely fully on any such directions and shall not be required to make any investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements directly to the Tenant and shall require such supporting evidence as would be required by a reasonable and prudent trustee.

Section 5.4. Payment of Project Costs for Machinery and Equipment. Issuer hereby agrees to pay for the purchase and acquisition of any machinery and equipment constituting a part of the Project, but solely from the Project Fund, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form provided by Appendix B hereto which is incorporated herein by reference and accompanied by the following specific information:

  Name of Seller;
  Name of the manufacturer;
  A copy of the seller's invoice, purchase order or other like document evidencing the purchase by Tenant of such machinery and/or equipment;
  Common descriptive name of machinery or equipment;
  Manufacturer's or seller's technical description of machinery or equipment;
  Capacity or similar designation;
  Serial number, if any; and
  Model number, if any.

The sole obligation of Issuer under this Section shall be to cause the Trustee to make such disbursements upon receipt of said certificates. The Trustee may rely fully on any such certificate and shall not be required to make any independent investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements directly to Tenant and shall require such supporting evidence as would be required by a reasonable and prudent trustee. All machinery, equipment and/or personal property acquired, in whole or in part, from funds deposited in the Project Fund pursuant to this section shall be and become a part of the Project.

Section 5.5. Completion of Project. Tenant warrants that the Project, when completed, will be necessary or useful in its development for use by Tenant for its purposes. Issuer and Tenant each covenant and agree to proceed diligently to complete the Project on or before July 1, 2003. Upon completion of the Project, Tenant shall cause the Authorized Tenant Representative to deliver a Certificate of Completion to the Trustee, and the date of such delivery shall be the Completion Date. In the event funds remain on hand in the Project Fund on the date the Certificate of Completion is furnished to Trustee or on the Completion Date, whichever shall first occur, such remaining funds shall be transferred by the Trustee to the Principal and Interest Payment Account on the Completion Date and shall be applied in accordance with the provisions of the Indenture.

Section 5.6. Deficiency of Project Fund. If the Project Fund shall be insufficient to pay fully all Project Costs and to fully complete the Project, lien free, Tenant covenants to pay the full amount of any such deficiency by making payments directly to the contractors and to the suppliers of materials, machinery, equipment, property and services as the same shall become due, and Tenant shall save Issuer whole and harmless from any obligation to pay such deficiency.

Section 5.7. Surplus in Project Fund. Any amount remaining in the Project Fund after the Certificate of Completion has been delivered to the Trustee, shall be transferred by the Trustee into the Principal and Interest Payment Account and used and applied by Trustee for the purposes and at the times authorized by the Indenture.

Section 5.8. Right of Entry by Issuer. The duly authorized agents of Issuer shall have the right at any reasonable time prior to the completion of the Project to have access to the Project or any parts thereof for the purpose of inspecting and supervising the acquisition, installation or construction thereof.

Section 5.9. Machinery and Equipment Purchased by Tenant. If no part of the purchase price of an item of machinery, equipment or personal property is paid from funds deposited in the Project Fund pursuant to the terms of this Lease, then such item of machinery, equipment or personal property shall not be deemed a part of the Project.

Section 5.10. Project Property of Issuer. All buildings, improvements and work constituting a part of the Project, all work and materials on the Project as such work progresses, and the Project as fully completed, anything under this Lease which becomes, is deemed to be, or constitutes a part of the Project, and the Project as repaired, rebuilt, rearranged, restored or replaced by Tenant under the provisions of this Lease, except as otherwise specifically provided herein, shall immediately when erected or installed become the absolute property of Issuer.

Section 5.11. Kansas Retailers' Sales Tax.

(a) The parties have entered into this Lease in contemplation that, under the existing provisions of K.S.A. 79-3606(d) and other applicable laws, sales of tangible personal property or services purchased in connection with construction of the Project are entitled to exemption from the tax imposed by the Kansas Retailers' Sales Tax Act. The parties agree that Issuer shall, upon the request of and with Tenant's assistance, promptly obtain from the State and furnish to the contractors and suppliers an exemption certificate for the construction of the Project. Tenant covenants that said exemption shall be used only in connection with the purchase of tangible personal property or services becoming a part of the Project.

(b) The parties further acknowledge that, under the existing provisions of K.S.A. 79-3603(h), a tax may be levied at the rate of Three percent (3%) upon the gross receipts derived by Issuer from the renting or leasing of personal property, if any, purchased from the proceeds of the Bonds. Tenant agrees to pay, as Additional Rent hereunder, the full amount of any such tax as hereinafter determined. Such payments, if required, shall be made at the same time as the installments of Basic Rent provided for hereby, and shall be made directly to Issuer, or in such other manner as Issuer may from time to time direct in writing. It shall be the duty of Issuer to promptly file any returns and remit any such taxes to the State, or to make suitable provision therefor, in accordance with applicable laws, rulings and regulations. Issuer's taxable gross receipts shall be determined by multiplying that portion of each installment of Basic Rent which represents the payment of principal of the Bonds by a fraction in which the total proceeds of the Bonds is the denominator, and the amount expended from Bond proceeds for the acquisition of personal property, which amount shall be determined by Tenant and set forth in a certificate delivered to Issuer, Tenant and the Trustee immediately following completion of construction of the Project, is the numerator. The amount of each installment of tax due shall be determined by multiplying Issuer's taxable gross receipts determined in accordance with the preceding sentence (unless a different determination has been made in a judicial or administrative proceeding as hereinafter provided), by Three percent (3%) or such other tax rate percentage as may from time to time be imposed by applicable law. Notwithstanding the foregoing provisions, if it shall be determined in any judicial or administrative proceeding that Issuer's taxable gross receipts are in an amount other than the amount determined by applying the foregoing provisions, Tenant shall be obligated to pay and hereby agrees to pay the full amount of such tax, based upon such judicially or administratively determined gross receipts, it being the intent of this provision that Tenant shall pay in full the amount of any such tax, but no more than such amount, which Issuer is obligated to collect under the present or any future laws of the State.

ARTICLE VI

Section 6.1. Insurance as a Condition to Disbursement. As a condition precedent to disbursement of funds from the Project Fund pursuant to Article V hereunder, the following policies of insurance shall be in full force and effect:

(a) General accident and public liability insurance (including coverage for all losses whatsoever arising from the ownership, maintenance, use or operation of any automobile, truck or other vehicle in or upon the Project) under which Issuer, Tenant and Trustee shall be named as insureds or additional named insured, in an amount not less than the then maximum liability of a governmental entity for claims arising out of a single occurrence as provided by the Kansas tort claims act or other similar future law (currently $500,000 per occurrence); which policy shall provide that such insurance may not be cancelled by the issuer thereof without at least Thirty (30) days' advance written notice to Issuer, Tenant and Trustee, such insurance to be maintained throughout the life of this Lease; and

(b) Workers' Compensation Insurance; and

(c) With regard to buildings and improvements constituting a part of the Project, builder's risk-completed value form insurance insuring the Project against fire, lightning and all other risks covered by the broadest form extended coverage endorsement then and from time to time thereafter in use in the State to the Full Insurable Value of the Project. Such policy or policies of insurance shall name Issuer, Tenant and the Trustee as insureds, as their respective interests may appear, and all payments received under such policy or policies by Issuer or Tenant shall be paid over to the Trustee and be deposited in the Project Fund; and

(d) With regard to buildings and improvements constituting a part of the Project, performance and labor and material payment bonds and statutory bonds with respect to the Project Contracts and in the full amount of the Project Contracts, made by the contractors thereunder as the principals and a surety company or companies qualified to do business in Kansas as surety. Said performance and labor and material payment bonds shall name Issuer, Tenant and the Trustee as obligees. All payments received by Issuer, Tenant and/or the Trustee under said bonds shall become a part of and be deposited in the Project Fund.

Section 6.2. Insurance After Completion. Tenant shall and covenants and agrees that it will, prior to or simultaneously with the expiration of the insurance provided for in the preceding section and throughout the Basic Term at its sole cost and expense, keep the Project constantly insured against loss or damage by fire, lightning and all other risks covered by the broadest form extended coverage insurance endorsement then in use in the State in an amount equal to the Full Insurable Value thereof in such insurance company or companies as it may select and shall at all times maintain general accident and public liability insurance required pursuant to Section 6.1(a).

Section 6.3. General Insurance Provisions.

(a) Not less than Thirty (30) days prior to the expiration dates of the expiring policies, originals or certificates or acceptable binders of the policies provided for in this Article, each bearing notations evidencing payment of the premiums or other evidence of such payment satisfactory to Issuer, shall be delivered by Tenant to Issuer and Trustee. All policies of such insurance and all renewals thereof shall name Issuer, Tenant and Trustee as insureds as their respective interests may appear, shall contain a provision that such insurance may not be cancelled or amended by the issuer thereof without at least Thirty (30) days' written notice to Issuer, Tenant and the Trustee and shall be payable to the Trustee. Issuer and Tenant each hereby agree to do anything necessary, be it the endorsement of checks or otherwise, to cause any such payment to be made to the Trustee, as long as such payment is required by this Lease to be made to the Trustee. Any charges made by the Trustee for its services shall be paid by Tenant.

(b) Each such policy of insurance shall be issued by a nationally recognized responsible insurance company qualified under the laws of the State to assume the risks covered therein.

(c) The initial premium on the policies of insurance herein required shall be paid by Tenant prior to or concurrently with the issuance of the Bonds, or at such later date as such policies of insurance may be required to be in force under the terms of this Article, and evidence of such payment shall be filed with the Trustee at such time.

(d) Each such policy of insurance may be subject to a reasonable deductible in an amount approved by the Trustee.

(e) Each policy of insurance required herein may be provided through blanket policies maintained by Tenant.

(f) Anything in this Lease to the contrary notwithstanding, Tenant shall be liable to Issuer pursuant to the provisions of this Lease or otherwise, as to any loss or damage which may have been occasioned by the negligence of Tenant, its agents or employees.

Section 6.4. Owner's Title Insurance. Tenant shall purchase, from the Project Fund or from Tenant's own funds, a policy of owner's title insurance, insuring fee simple title to the Project in Issuer, in an amount equal to $2,000,000. Issuer and Tenant agree that any and all proceeds therefrom during the Basic Term (a) if received before the completion of the Project shall be paid into and become a part of the Project Fund, (b) if received thereafter but before the Bonds and interest thereon have been paid in full, shall be paid into and become a part of the Principal and Interest Payment Account, and (c) if received after the Bonds, redemption premium, if any, and interest thereon have been paid in full, shall belong and be paid to Tenant.

ARTICLE VII

Section 7.1. Impositions. Tenant shall, during the life of this Lease, bear, pay and discharge, before the delinquency thereof, any and all Impositions. In the event any Impositions may be lawfully paid in installments, Tenant shall be required to pay only such installments thereof as become due and payable during the life of this Lease as and when the same become due and payable. Issuer covenants that without Tenant's written consent it will not, unless required by law, take any action which may reasonably be construed as tending to cause or induce the levying or assessment of any Imposition which Tenant would be required to pay under this Article and that should any such levy or assessment be threatened or occur Issuer shall, at Tenant's request, fully cooperate with Tenant in all reasonable ways to prevent any such levy or assessment.

Section 7.2. Receipted Statements. Unless Tenant exercises its right to contest any Impositions in accordance with Section 7.4 hereof, Tenant shall, within Thirty (30) days after the last day for payment, without penalty or interest, of an Imposition which Tenant is required to bear, pay and discharge pursuant to the terms hereof, deliver to Issuer a photostatic or other suitable copy of the statement issued therefor duly receipted to show the payment thereof.

Section 7.3. Issuer May Not Sell. Issuer covenants that, unless Tenant is in default under this Lease it will not, without Tenant's written consent, unless required by law, sell or otherwise part with or encumber its fee or other ownership interest in the Project at any time during the life of this Lease.

Section 7.4. Contest of Impositions. Tenant shall have the right, in its own or Issuer's name or both, to contest the validity or amount of any Imposition by appropriate legal proceedings instituted at least Ten (10) days before the Imposition complained of becomes delinquent if, and provided, Tenant (i) before instituting any such contest, shall give Issuer written notice of its intention to do so and, if requested in writing by Issuer, shall deposit with the Trustee a surety bond of a surety company acceptable to Issuer as surety, in favor of Issuer, or cash, in a sum of at least the amount of the Imposition so contested, assuring the payment of such contested Impositions together with all interest and penalties to accrue thereon and costs of suit, and (ii) shall diligently prosecute any such contest and at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (iii) promptly pays any final judgment enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof. Tenant shall hold Issuer whole and harmless from any costs and expenses Issuer may incur related to any such contest.

Section 7.5. Ad Valorem Taxes. The parties acknowledge that under the existing provisions of K.S.A. 79-201a, as amended, the property constructed or purchased with the proceeds of the Bonds is entitled to exemption from ad valorem taxation for a period of Ten (10) calendar years after the calendar year in which the Bonds are issued, provided proper application is made therefore. Issuer covenants that it will not voluntarily take any action which may reasonably be construed as tending to cause or induce the levy or assessment of ad valorem taxes on the Project so long as any of the Bonds are outstanding and unpaid or for said Ten (10) year period, whichever shall be the shorter time and should any such levy or assessment be threatened or occur, Issuer shall, at Tenant's request, fully cooperate with Tenant in all reasonable ways to prevent any such levy or assessment. Issuer further covenants that it will make all necessary filings regarding the application for such ad valorem tax exemption on or before March 1 in the calendar year following the calendar year in which the Bonds were issued, and will renew said application from time to time and take any other action as may be necessary to maintain such ad valorem tax exemption in full force and effect, in accordance with K.S.A. 79-210 et. seq. and the State Department of Revenue.

ARTICLE VIII

Section 8.1. Use of Project. Subject to the provisions of this Lease, Tenant shall have the right to use the Project for any and all purposes allowed by law and contemplated by the Constitution of the State and the Act. Tenant shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. Tenant shall comply with the mandatory requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of Tenant to comply with the provisions of this Article.

Section 8.2. Environmental Provisions.

A. The Tenant hereby covenants that it will not cause or permit any Hazardous Substances (as defined herein) to be placed, held, located or disposed of, on, under or at the Project Site, other than in the ordinary course of business and in compliance with all applicable laws.

B. In furtherance and not in limitation of any indemnity elsewhere provided to the Issuer hereunder and in the Indenture, the Tenant hereby agrees to indemnify and hold harmless the Issuer and the Trustee from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Issuer or the Trustee by any Person for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Project Site of any Hazardous Substance (including, without limitation, any losses, liabilities, reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any federal, state or local so-called "Superfund" or "Super lien" laws, or any other applicable statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning, any Hazardous Substance) regardless of whether or not caused by or within the control of the Tenant.

C. If the Tenant receives any notice of (i) the happening of any event involving the use, other than in the ordinary course of business and in compliance with all applicable laws, spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance on the Project Site or in connection with the Tenant's operations thereon or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges or any other environmental, health or safety matter affecting the Tenant (an "Environmental Complaint") from any Persons (including, without limitation, the United States Environmental Protection Agency (the "EPA")), and the Kansas Department of Health and Environment ("KDHE") then the Tenant shall immediately notify the Issuer and the Trustee in writing of said notice.

D. The Issuer shall have the right, but not the obligation, and without limitation of the Issuer's other rights under this Agreement, to enter the Project or to take such actions as deemed necessary or advisable to inspect, clean-up, remove, resolve or minimize the impact of, or to otherwise deal with, any Hazardous Substance or Environmental Complaint following receipt of any notice from any Person, including, without imitation, the EPA or KDHE, asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to the Project or any part thereof which, if true, could result in an order, suit or other action against the Tenant and/or which, in the reasonable judgment of the Issuer, could jeopardize its interests under this Lease. All reasonable costs and expenses incurred by the Issuer in the exercise of any such rights and shall be payable by the Tenant upon demand.

E. If an Event of Default shall have occurred and be continuing, the Tenant at the request of the Issuer or Trustee shall periodically perform at the Tenant's expense an environmental risk assessment of the Project, or the hazardous waste management practices and/or hazardous waste disposal sites used by the Tenant with respect to the Project. Such audit and/or risk assessment shall be conducted by an environmental consultant satisfactory to the Issuer or Trustee. Should the Tenant fail to perform any such environmental audit or risk assessment within thirty (30) days of the written request of the Issuer or Trustee, the Issuer or Trustee shall have the right, but not the obligation, to retain an environmental consultant to perform any such environmental audit or risk assessment. All costs and expenses incurred by the Issuer in the exercise of such rights shall be payable by the Tenant on demand.

F. The Tenant shall not install nor permit to be installed in the Project friable asbestos or any substance containing asbestos and deemed hazardous by federal or state regulations applicable to the Project and respecting such material, and with respect to any such material currently present in the Project, shall promptly either (i) remove any material which such applicable regulations deem hazardous and require to be removed or (ii) otherwise comply with such applicable federal and state regulations, at the Tenant's expense. If the Tenant shall fail to so remove or otherwise comply, the Issuer may declare an Event of Default and/or do whatever is necessary to eliminate said substances from the Project or otherwise comply with the applicable law, regulation, or order, and the costs thereof shall be payable by the Tenant on demand. The Tenant shall defend, indemnify, and save the Issuer and the Trustee harmless from all costs and expenses (including consequential damages) asserted or proven against the Tenant by any Person, as compliance with such regulations. The foregoing indemnification shall be a recourse obligation of the Tenant and shall survive the termination of this Lease.

G. The provisions of this Section 8.2 shall survive the termination of this Lease, except with respect to obligations which would arise hereunder as a result of the use, spill, release, leak, seepage or discharge of Hazardous Substances on the Project Site after the Project is no longer occupied by the Tenant.

ARTICLE IX

Section 9.1. Sublease by Tenant. Tenant may sublease the Project to a single party or entity, with the prior written consent of Issuer, which consent Issuer shall not unreasonably withhold. Tenant may sublease portions of the Project for use by others in the normal course of its business without Issuer's prior consent or approval. In the event of any such subleasing, Tenant shall remain fully liable for the performance of its duties and obligations hereunder, and no such subleasing and no dealings or transactions between Issuer or the Trustee and any such subtenant shall relieve Tenant of any of its duties and obligations hereunder.

Section 9.2. Assignment by Tenant. Tenant may assign its interest in this Lease with the prior written consent of Issuer, which consent Issuer shall not unreasonably withhold. In the event of any such assignment, Tenant shall remain fully liable for the performance of its duties and obligations hereunder, except to the extent hereinafter provided, and no such assignment and no dealings or transactions between Issuer or the Trustee and any such assignee shall relieve Tenant of any of its duties and obligations hereunder, except as may be otherwise provided in the following section.

Section 9.3. Release of Tenant. If, in connection with an assignment by Tenant of its interests in this Lease, (1) the Issuer and the owners of Ninety percent (90%) in aggregate principal amount of the Outstanding Bonds (including any Additional Bonds) shall file with the Trustee and the Purchaser their prior written consent to such assignment, and (2) the proposed assignee shall expressly assume and agree to perform all of the obligations of Tenant under this Lease; then and in such event Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

Section 9.4. Mergers and Consolidations. Notwithstanding the provisions of Section 9.2, if Tenant shall assign its interests in this Lease in connection with a transaction involving the merger or consolidation of Tenant with or into, or a sale, lease or other disposition of all or substantially all of the property of Tenant as an entirety to another person, association, corporation or other entity, and (1) Issuer shall file with the Trustee its prior written consent to such assignment, (2) the proposed assignee shall expressly assume and agree to perform all of the obligations of Tenant under this Lease and the Guaranty Agreement with regard to the Bonds, and (3) Tenant shall furnish the Trustee and Issuer with evidence in the form of financial statements accompanied by the certificate of an independent certified public accountant of recognized standing establishing that the net worth of such proposed assignee immediately following such assignment will be at least equal to the net worth of Tenant as shown by the most recent financial statement of Tenant furnished to Trustee pursuant to this Lease; then and in such event Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

Section 9.5. Covenant Against Other Assignments. Tenant will not assign or in any manner transfer its interests under this Lease, nor will it suffer or permit any assignment thereof by operation of law, except in accordance with the limitations, conditions and requirements herein set forth.

ARTICLE X

Section 10.1. Repairs and Maintenance. Tenant covenants and agrees that it will, during the Term of this Lease, keep and maintain the Project and all parts thereof in good condition and repair, including but not limited to the furnishing of all parts, mechanisms and devices required to keep the machinery, equipment and personal property constituting a part of the Project in good mechanical and working order, and that during said period of time it will keep the Project and all parts thereof free from filth, nuisance or conditions unreasonably increasing the danger of fire.

Section 10.2. Removal, Disposition and Substitution of Machinery and Equipment. Tenant shall have the right, provided Tenant is not in default in the payment of Basic Rent and Additional Rent, to remove and sell or otherwise dispose of any machinery and equipment which constitutes a part of the Project and which are no longer used by Tenant or, in the opinion of Tenant, are no longer useful to Tenant in its operations (whether by reason of changed processes, changed techniques, obsolescence, depreciation or otherwise), subject, however, to the following conditions:

(1) With respect only to such items of machinery and equipment that originally cost $10,000 or more, to the following:

(a) Prior to any such removal, Tenant shall deliver to the Trustee a certificate signed by the Authorized Tenant Representative (i) containing a complete description, including the make, model and serial numbers, if any, of any machinery and equipment constituting a part of the Project which it proposes to remove, (ii) stating the reason for such removal, (iii) stating what disposition, if any, of the machinery and equipment is to be made by Tenant after such removal and the names of the party or parties to whom such disposition is to be made and the consideration to be received by Tenant therefor, if any, and (iv) setting forth the original cost and the fair market value of such machinery and equipment; provided, however, that in no event shall the fair market value of such machinery and equipment be less than the consideration to be received by Tenant upon the disposition thereof.

(b) Prior to any such removal, Tenant shall pay the fair market value of such machinery and equipment as set forth in said certificate to the Trustee and the Trustee shall deposit such amount in the Principal and Interest Payment Account.

(c) Tenant may remove any machinery and equipment constituting a part of the Project without first complying with the provisions of subparagraph (b) above; provided, however, that Tenant shall promptly replace any such machinery and equipment so removed with machinery and equipment of the same or a different kind but which are capable of performing the same function, efficiently, as the machinery and equipment so removed, and the machinery and equipment so acquired by Tenant to replace such machinery and equipment shall be deemed a part of the Project. Within Thirty (30) days after any such replacement by Tenant, Tenant shall deliver to the Trustee a certificate of the Authorized Tenant Representative setting forth a complete description, including make, model and serial numbers, if any, of the machinery and equipment which Tenant has acquired to replace the machinery and equipment so removed by Tenant, the cost thereof and that said machinery and equipment have been installed.

(2) With respect to such items of machinery and equipment that originally cost less than $10,000, Tenant shall deliver to the Trustee a certificate setting forth the facts provided for in subparagraph (1)(a) above. In no event shall Tenant pursuant to this Subsection (2) remove items of machinery and equipment having an aggregate original cost of more than $25,000.

All machinery and equipment constituting a part of the Project and removed by Tenant pursuant to this Section shall become the absolute property of Tenant and may be sold or otherwise disposed of by Tenant without accounting to Issuer with respect thereto. In all cases, Tenant shall pay all the costs and expenses of any such removal and shall immediately repair at its expense all damage caused thereby. Tenant's rights under this Article to remove machinery and equipment constituting a part of the Project is intended only to permit Tenant to maintain an efficient operation by the removal of such machinery and equipment no longer suitable to Tenant's use for any of the reasons set forth in this paragraph and such right is not to be construed to permit a removal under any other circumstances and shall not be construed to permit the wholesale removal of such machinery and equipment by Tenant.

ARTICLE XI

Section 11.1. Alteration of Project. Tenant shall have and is hereby given the right, at its sole cost and expense, to make such additions, changes and alterations in and to any part of the Project as Tenant from time to time may deem necessary or advisable; provided, however, Tenant shall not make any major addition, change or alteration which will adversely affect the intended use or structural strength of any part of the Project. All additions, changes and alterations made by Tenant pursuant to the authority of this Article shall (a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, shall be deemed a part of the Project; provided, however, that additions of machinery, equipment and/or personal property of Tenant, not purchased or acquired from funds deposited with the Trustee hereunder and not constituting a part of the Project shall remain the separate property of Tenant and may be removed by Tenant prior to expiration of the Term of this Lease; provided further, however, that all such additional machinery, equipment and/or personal property which remain in the Project after the termination of this Lease for any cause other than the purchase of the Project pursuant to Article XVII hereof shall, upon and in the event of such termination, become the separate and absolute property of Issuer.

ARTICLE XII

Section 12.1. Additional Improvements. Tenant shall have and is hereby give the right, at its sole cost and expense, to construct on the Land or within areas occupied by the Improvements, or in airspace above the Project, such additional buildings and improvements as Tenant from time to time may deem necessary or advisable. All additional buildings and improvements constructed by Tenant pursuant to the authority of this Article shall, during the Basic Term and any Additional Term, remain the property of Tenant and may be added to, altered or razed and removed by Tenant at any time during the Term hereof. Tenant covenants and agrees (a) to make all repairs and restorations, if any, required to be made to the Project because of the construction of, addition to, alteration or removal of, said additional buildings or improvements, (b) to keep and maintain said additional buildings and improvements in good condition and repair, ordinary wear and tear excepted (c) to promptly and with due diligence either raze and remove from the Land, in a good, workmanlike manner, or repair, replace or restore such of said additional buildings or improvements as may from time to time be damaged by fire or other casualty, and (d) that all additional buildings and improvements constructed by Tenant pursuant to this Article which remain in place after the termination of this Lease for any cause other than the purchase of the Project pursuant to Article XVII hereof shall, upon and in the event of such termination, become the separate and absolute property of Issuer.

ARTICLE XIII

Section 13.1. Securing of Permits and Authorizations. Tenant shall not do or permit others under its control to do any work in or in connection with the Project or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Project, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have first been procured and paid for. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease.

Section 13.2. Mechanics' Liens. Tenant shall not do or suffer anything to be done whereby the Project, or any part thereof, may be encumbered by any mechanics' or other similar lien and if, whenever and so often as any mechanics' or other similar lien is filed against the Project, or any part thereof, Tenant shall discharge the same of record within Thirty (30) days after the date of filing. Notice is hereby given that Issuer does not authorize or consent to and shall not be liable for any labor or materials furnished to Tenant or anyone claiming by, through or under Tenant upon credit, and that no mechanics' or similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of Issuer in and to the Project, or any part thereof.

Section 13.3. Contest of Liens. Tenant, notwithstanding the above, shall have the right to contest any such mechanics' or other similar lien if within said Thirty (30) day period stated above it (i) notifies Issuer in writing of its intention so to do, and if requested by Issuer, deposits with the Trustee a surety bond issued by a surety company acceptable to Issuer as surety, in favor of Issuer or cash, in the amount of the lien claim so contested, indemnifying and protecting Issuer from and against any liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with said asserted lien and the contest thereof, and (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the Project or any part thereof or interest therein, under execution or otherwise, and (iii) promptly pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

Section 13.4. Utilities. All utilities and utility services used by Tenant in, on or about the Project shall be contracted for by Tenant in Tenant's own name and Tenant shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

ARTICLE XIV

Section 14.1. Indemnity. Tenant shall and hereby covenants and agrees to indemnify, protect, defend and save Issuer and the Trustee harmless from and against any and all claims, demands, liabilities and costs, including attorneys' fees, arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or persons, occurring or allegedly occurring in, on or about the Project during the Term hereof, and upon timely written notice from Issuer or the Trustee, Tenant shall defend Issuer and the Trustee in any action or proceeding brought thereon; provided, however, that nothing contained in this Section shall be construed as requiring Tenant to indemnify Issuer of the Trustee for any claim resulting from any act or omission of Issuer or the Trustee, or their respective agents and employees.

ARTICLE XV

Section 15.1. Access to Project. Issuer, for itself and its duly authorized representatives and agents, including Trustee, reserves the right to enter the Project at all reasonable times during usual business hours throughout the Basic Term and the Additional Term for the purpose of (a) examining and inspecting the same, (b) performing such work made necessary by reason of Tenant's default under any of the provisions of this Lease, and (c) while an Event of Default is continuing hereunder, for the purpose of exhibiting the Project to prospective purchasers, lessees or mortgagees. Issuer may, during the progress of said work mentioned in (b) above, keep and store on the Project all necessary materials, supplies and equipment and shall not be liable for necessary inconvenience, annoyances, disturbances, loss of business or other damage suffered by reason of the performance of any such work or the storage of such materials, supplies and equipment.

ARTICLE XVI

Section 16.1. Option to Extend Term. Tenant shall have and is hereby given the right and option, to extend the term of this Lease for the Additional Term provided that (a) Tenant shall give Issuer written notice of its intention to exercise each such option at least Thirty (30) days prior to the expiration of the Basic Term and (b) Tenant is not in default hereunder in the payment of Basic Rent or Additional Rent the time it gives Issuer such notice or at the time the Additional Term commences. In the event Tenant exercises any of such options, the terms, covenants, conditions and provisions set forth in this Lease shall be in full force and effect and binding upon Issuer and Tenant during the Additional Term except that Tenant covenants and agrees that the Basic Rent during any extended term herein provided for shall be the sum of $100.00 per year, payable in advance on the first Business Day of such Additional Term.

ARTICLE XVII

Section 17.1. Option to Purchase Project. Subject to the provisions of this Article, Tenant shall have the right and option to purchase the Project at any time during the Term hereof. Tenant shall exercise its aforesaid option by giving Issuer written notice of Tenant's election to exercise its option and specifying the date, time and place of closing, which date (the "Closing Date") shall neither be earlier than Thirty (30) days nor later than One Hundred Eighty (180) days after the notice is given. Tenant may not, however, exercise its said option if Tenant is in default hereunder on the Closing Date.

Section 17.2. Quality of Title and Purchase Price. If said notice of election to purchase be given as aforesaid, Issuer shall and covenants and agrees to sell and convey its interests in and to the Project to Tenant on the Closing Date free and clear of all liens and encumbrances whatsoever except (a) those to which the title was subject on the date of Tenant's conveyance to Issuer of the Project, or to which title became subject with Tenant's written consent, or which resulted from any failure of Tenant to perform any of its covenants or obligations under this Lease, (b) taxes and assessments, general and special, if any, and (c) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Project, for the price and sum as follows (which Tenant shall and covenants and agrees to pay in cash at the time of delivery of Issuer's deed or other instrument or instruments of transfer to the Project to Tenant as hereinafter provided):

(i) The full amount which is required to provide Issuer and the Trustee with funds sufficient, in accordance with the provisions of the Indenture, to pay at maturity or to redeem and pay in full (A) the principal of all of the Outstanding Bonds, (B) all interest due thereon to date of maturity or redemption, whichever first occurs, and (C) all costs, expenses and premiums incident to the redemption and payment of said Bonds in full, plus

(ii) $100.00.

Nothing in this Article shall release or discharge Tenant from its duty or obligation under this Lease to make any payment of Basic Rent or Additional Rent which, in accordance with the terms of this Lease, becomes due and payable prior to the Closing Date, or its duty and obligation to fully perform and observe all covenants and conditions herein stated to be performed and observed by Tenant prior to the Closing Date.

Section 17.3. Closing of Purchase. On the Closing Date Issuer shall deliver to Tenant its special warranty deed or other appropriate instrument or instruments of conveyance or assignment, properly executed and conveying the Project to Tenant free and clear of all liens and encumbrances whatsoever except as set forth in the preceding section above or conveying such other title to the Project as may be acceptable to Tenant, and then and there Tenant shall pay the full purchase price for the Project as follows: (a) the amount specified in clause (i) of Section 17.2 shall be paid to the Trustee who shall deposit the same in the Principal and Interest Payment Account and shall use the same to pay or redeem the Bonds and the interest thereon as provided in the Indenture, and (b) the amount specified in clause (ii) of said Section 17.2 shall be paid to Issuer; provided, however, nothing herein shall require Issuer to deliver its said special warranty deed or other appropriate instrument or instruments of assignment or conveyance to Tenant until after all duties and obligations of Tenant under this Lease to the date of such delivery have been fully performed and satisfied. Upon the delivery to Tenant of Issuer's said special warranty deed or other appropriate instrument or instruments of assignment or conveyance and payment of the purchase price by Tenant, this Lease shall, ipso facto, terminate.

Section 17.4. Effect of Failure to Complete Purchase. If, for any reason whatsoever, the purchase of the Project by Tenant pursuant to valid notice of election to purchase given as aforesaid is not effected on the Closing Date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given, except that:

(a) If such purchase is not effected on the Closing Date because of the failure or refusal of Tenant to fully perform and observe all of the covenants and conditions herein contained on Tenant's part to be performed or observed to the Closing Date, Tenant shall be deemed to be in default under this Lease and Issuer shall have such rights and Tenant shall have such duties and obligations as are stated in Article XX hereof with like effect as though written notice of default had been given and any grace period for the correction of such default had expired and said default remains unsatisfied.

(b) If such purchase is not effected on the Closing Date because on said date Issuer does not have and is unable to convey to Tenant such title to the Project as Tenant is required to accept, the Issuer shall use its best efforts to cure any such defect in its title to the Project. In the event the Issuer is unable to cure such defect in its title to the Project, Tenant shall have the right to cancel this Lease forthwith if, but only if, the principal of and interest on the Bonds and all costs incident to the redemption and payment of the Bonds have been paid in full.

Section 17.5. Application of Condemnation Awards if Tenant Purchases Project. The right of Tenant o exercise ion to purchase the Project under the provisions of this Article shall remain unimpaired notwithstanding any condemnation of title to, or the use for a limited period of, all or any part of the Project. If Tenant shall exercise its said option and pay the purchase price as provided in this Article, all of the condemnation awards received by Issuer after the payment of said purchase price, less all attorneys' fees and other expenses and costs incurred by Issuer in connection with such condemnation, shall belong and be paid to Tenant.

Section 17.6. Option Purchase Unimproved Portions of Land. Tenant shall have and is hereby given the right and option to purchase at any time, and from time to time, during the Term of this Lease a vacant part or vacant parts of the unimproved Land constituting a part of the Project; provided, however, Tenant shall furnish Issuer with a certificate of an Authorized Tenant Representative, dated not more than thirty (30) days prior to the date of the purchase and stating that, in the opinion of the Authorized Tenant Representative, (a) the portion of said Land with respect to which the option is exercised is not needed for the operation of the Project for the purposes herein stated and (b) the purchase will not impair the usefulness or operating efficiency or materially impair the value of the Project and will not destroy or materially impair the means of ingress thereto and egress, therefrom. Tenant shall exercise this option by giving Issuer written notice of Tenant's election to exercise its option and specifying the legal description and the date, time and place of closing, which date shall neither be earlier than forty-five (45) days nor later than sixty (60) days after the notice is given, and (c) specifying the appraised current fair market value of the portions of the Land with respect to which Tenant's Option is exercised as determined by an independent, qualified appraiser whose report shall be furnished to the Trustee together with Tenant's notice of election to purchase and (d) a certificate signed by the chief executive or chief financial officer of Tenant stating that no event has occurred and is continuing which, with notice or lapse of time or both, would constitute an Event of Default; provided, however, that Tenant may not exercise this option if there has occurred and is continuing any event which, with notice or lapse of time or both, would constitute an Event of Default at the time said notice is given and may not purchase said real property on the specified closing date if any such event has occurred and is continuing on said date. The option hereby given shall include the right to purchase a perpetual easement for right-of-way to and from the public roadway and the right to purchase such land as is necessary to assure that there will always be access between the real property purchase pursuant to these Section 17.6 through 17.10 and the public roadway.

Section 17.7. Quality of Title - Purchase Price. If said notice of election to purchase is given as provided in section 17.6 Issuer shall sell and convey the real property described in Tenant's aforesaid notice to Tenant on the specified date free and clear of all liens and encumbrances whatsoever except (i) those to which the title was subject on the date of commencement of the term of this Lease, or to which title became subject with Tenant's written consent, or which resulted from any failure of Tenant to perform any of its agreements or obligations under this Lease, (ii) taxes and assessments, general or special, if any, and (iii) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the real property described in Tenant's aforesaid notice. The purchase price shall be an amount equal to the then current fair market value thereof, as determined with reference to the independent appraiser's report furnished to the Trustee.

Section 17.8. Closing of Purchase. If Issuer has title to the real property free and clear of all liens and encumbrances whatsoever except as stated above or has such other title to the real property as may be acceptable to Tenant, then on the specified date, Issuer shall deliver to Tenant its special warranty deed, properly executed and conveying the real property of Tenant free and clear of all liens and encumbrances whatsoever except as stated above, and then and there Tenant shall pay the aforesaid purchase price, for the real property, said purchase price to be paid to the Trustee for the account of the Issuer and deposited by the Trustee in the Principal and Interest Account and shall be used to pay or redeem Bonds on the date the Bonds are first subject to redemption as provided in the Indenture; provided, however, nothing herein shall require Issuer to deliver its said special warranty deed to Tenant until after all duties and obligations of Tenant under this Lease to the date of such delivery have been fully performed and satisfied.

Section 17.9. Effect of Purchase on Lease. The exercise by Tenant of the option granted under these Sections 17.6 to 17.10 and the purchase and sale and conveyance of a portion or portions of the Land constituting a part of the Project pursuant hereto shall in no way whatsoever affect this Lease, and all the terms and provisions hereof shall remain in full force and effect the same as though no notice of election to purchase had been given, and specifically, but not in limitation of the generality of the foregoing, exercise of such option shall not affect, alter, diminish, reduce or abate Tenant's obligations to pay all Basic Rent and Additional Rent required hereunder.

Section 17.10. Effect of Failure to Complete Purchase. If, for any reason whatsoever, the purchase by Tenant of the real property described in said notice is not effected on the specified date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given.

ARTICLE XVIII

Section 18.1. Damage and Destruction.

(a) If, during the Basic Term, the Project is damaged or destroyed, in whole or in part, by fire or other casualty, the Tenant shall promptly notify the Issuer and the Trustee in writing as to the nature and extent of such damage or loss and whether it is practicable and desirable to rebuild, repair, restore or replace such damage or loss.

(b) If the Tenant shall determine that such rebuilding, repairing, restoring or replacing is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch such rebuilding, repairing, restoring or replacing. In such case, any Net Proceeds of casualty insurance required by this Lease and received with respect to any such damage or loss to the Project shall be paid to the Trustee and shall be deposited in the Project Replacement Fund and shall be used and applied for the purpose of paying the cost of such rebuilding, repairing, restoring or replacing such damage or loss. Any amount remaining in the Project Replacement Fund after such rebuilding, repairing, restoring or replacing shall be deposited into the Principal and Interest Payment Account.

(c) If the Tenant shall determine that rebuilding, repairing, restoring or replacing the Project are not practicable and desirable, any Net Proceeds of casualty insurance required by this Lease and received with respect to any such damage or loss to the Project shall be paid into the Principal and Interest Payment Account. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection (c).

(d) The Tenant shall not, by reason of its inability to use all or any part of the Project during any period in which the Project is damaged or destroyed, or is being repaired, rebuilt, restored or replaced nor by reason of the payment of the costs of such rebuilding, repairing, restoring or replacing, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under this Lease nor of any other obligations of the Tenant under this Lease except as expressly provided in this Section.

Section 18.2. Condemnation.

(a) If, during the Basic Term title to, or the temporary use of, all or any part of the Project shall be condemned by any authority exercising the power of eminent domain, the Tenant shall, within 90 days after the date of entry of a final order in any eminent domain proceedings granting condemnation, notify the Issuer and the Trustee in writing as to the nature and extent of such condemnation and whether it is practicable and desirable to acquire or construct substitute improvements.

(b) If the Tenant shall determine that such substitution is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch the acquisition or construction of such substitute improvements. In such case, any Net Proceeds received from any award or awards with respect to the Project or any part thereof made in such condemnation or eminent domain proceeds shall be paid to the Trustee and shall be deposited in the Project Replacement Fund and shall be used and applied for the purpose of paying the cost of such substitution. Any amount remaining in the Project Replacement Fund after such acquisition or construction shall be deposited into the Principal and Interest Payment Account.

(c) If the Tenant shall determine that it is not practicable and desirable to acquire or construct substitute improvements, any Net Proceeds of condemnation awards received by the Tenant shall be paid into the Principal and Interest Payment Account. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection (c).

(d) The Tenant shall not, by reason of its inability to use all or any part of the Project during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under this Lease nor of any other obligations hereunder except as expressly provided in this Section.

(e) The Issuer shall cooperate fully with the Tenant in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof. In no event will the Issuer voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the written consent of the Tenant.

Section 19.1. Termination by Reason of Change of Circumstances. If, at any time during the Basic Term, a Change of Circumstances occurs or the Bonds are called for redemption and payment upon the occurrence of a Determination of Taxability, then and in such event Tenant shall have the option to purchase the Project pursuant to Article XVII hereof or option to terminate this Lease by giving Issuer notice of such termination within Ninety (90) days after Tenant has actual knowledge of the event giving rise to such option; provided, however, that such termination shall not become effective unless and until none of the Bonds are Outstanding.

ARTICLE XX

Section 20.1. Remedies on Default. Whenever any Event of Default shall have happened and be continuing, the Issuer may take any one or more of the following remedial actions:

(a) By written notice to the Tenant upon acceleration of maturity of the Bonds as provided in the Indenture, the Trustee may declare the aggregate amount of all unpaid Basic Rent or Additional Rent then or thereafter required to be paid under this Lease by the Tenant to be immediately due and payable as liquidated damages from the Tenant, whereupon the same shall become immediately due and payable by the Tenant.

(b) Give Tenant written notice of intention to terminate this Lease on a date specified therein, which date shall not be earlier than Ten (10) days after such notice is given and, if all defaults have not then been cured on the date so specified, Tenant's rights to possession of the Project shall cease, and this Lease shall thereupon be terminated, and Issuer may re-enter and take possession of the Project as of Issuer's former estate; or

(c) without terminating the term hereof, or this Lease, re-enter the Project or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Project without terminating the term or this Lease, Issuer shall use reasonable diligence to relet the Project, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as Issuer may deem advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project by Issuer shall be construed as an election on Issuer's part to terminate this Lease, and no such re-entry or taking of possession by Issuer shall relieve Tenant of its obligation to pay Basic Rent or Additional Rent (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and Tenant shall continue to pay the Basic Rent and Additional Rent provided for in this Lease until the end of the Term, whether or not the Project shall have been relet, less the net proceeds, if any, of any reletting of the Project after deducting all of Issuer's expenses incurred in connection with such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation of the Project for reletting.

Net proceeds of any reletting shall be deposited in the Principal and Interest Payment Account. Having elected to re-enter or take possession of the Project pursuant to subsection (c) hereunder, Issuer may (subject, however, to any restrictions against termination of this Lease in the Indenture), by notice to Tenant given at any time thereafter while Tenant is in default in the payment of Basic Rent of Additional Rent or in the performance of any other obligation under this Lease, elect to terminate this Lease in accordance with subsection (b) hereunder If, in accordance with any of the foregoing provisions of this Article, Issuer shall have the right to elect to re-enter and take possession of the Project, Issuer may enter and expel Tenant and those claiming through or under Tenant and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of Basic Rent or Additional Rent or preceding breach of covenant.

Notwithstanding any provision of this Lease to the contrary and regardless of any election by Issuer or Trustee with respect to the exercise of any remedies provided herein, whenever an Event of Default shall have occurred and be continuing, Tenant shall not have the right to exercise any discretion or election with respect to the custody, use, application or other disposition of monies deposited or required to be deposited with Trustee by tenant or on behalf of Tenant, including but not limited to, proceeds of any insurance or condemnation awards.

Section 20.2. Survival of Obligations. Tenant covenants and agrees with Issuer and the Bondowners that until the Bonds and the interest thereon and redemption premium, if any, are paid in full or provision made for the payment thereof in accordance with the Indenture, its obligations under this Lease shall survive the cancellation and termination of this Lease, for any cause, and that Tenant shall continue to pay Basic Rent and Additional Rent and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease.

Section 20.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute, subject to the provisions of the Indenture. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than notice required herein.

ARTICLE XXI

Section 21.1. Performance of Tenant's Obligations by Issuer. If Tenant shall fail to keep or perform any of its obligations as provided in this Lease, then Issuer may (but shall not be obligated to do so) upon the continuance of such failure on Tenant's part for Ninety (90) days after notice of such failure is given Tenant by Issuer or the Trustee and without waiving of releasing Tenant from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and Tenant shall reimburse Issuer for all sums so paid by Issuer and all necessary or incidental costs and expenses incurred by Issuer in performing such obligations through payment of Additional Rent. If such Additional Rent is not so paid by Tenant within Ten (10) days of demand, Issuer shall have the same rights and remedies provided for in Article XX in the case of default by Tenant in the payment of Basic Rent.

ARTICLE XXII

Section 22.1. Surrender of Possession. Upon accrual of Issuer's right of re-entry as the result of Tenant's default hereunder or upon the cancellation or termination of this Lease by lapse of time or otherwise, Tenant shall peacefully surrender possession of the Project to Issuer in good condition and repair, ordinary wear and tear excepted; provided, however, Tenant shall have the right, prior to or within Sixty (60) days after the termination of this Lease, to remove from or about the Project the buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures which Tenant owns under the provisions of this Lease and not constituting a part of the Project. All repairs to and restorations of the Project required to be made because of such removal shall be made by and at the sole cost and expense of Tenant. All buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures owned by Tenant and which are not so removed from or about the Project prior to or within Sixty (60) days after the termination of this Lease shall become the separate and absolute property of Issuer.

ARTICLE XXIII

Section 23.1. Notices. All notices required or desired to be given hereunder shall be in writing and shall be delivered in person to the Notice Representative or mailed by registered or certified mail to the Notice Address. All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are so mailed.

ARTICLE XXIV

Section 24.1. Net Lease. The parties hereto agree (a) that this Lease is intended to be a net lease, (b) that the payments of Basic Rent and Additional Rent are designed to provide Issuer and the Trustee with funds adequate in amount to pay all principal of and interest on the Bonds as the same become due and payable and to pay and discharge all of the other duties and requirements set forth herein, and (c) that to the extent that the payments of Basic Rent and Additional Rent are not adequate to provide Issuer and the Trustee with funds sufficient for the purposes aforesaid, Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Rent, such further sums of money as may from time to time be required for such purposes.

Section 24.2. Funds Held by Trustee After Payment of Bonds. If, after the principal of and interest on the Bonds and all costs incident to the payment of Bonds have been paid in full, the Trustee holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, except as otherwise provided in this Lease and the Indenture and after payment therefrom to Issuer of any sums of money then due and owing by Tenant under the terms of this Lease, be the absolute property of and be paid over forthwith to Tenant.

ARTICLE XXV

Section 25.1. Rights and Remedies. The rights and remedies reserved by Issue and Tenant hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. Issuer and Tenant shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

Section 25.2. Waiver of Breach. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the nondefaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such default or defaults which were in existence at the time such payment or payments or performance were accepted by it.

Section 25.3. Issuer Shall Not Unreasonably Withhold Consents and Approvals. Wherever in this Lease it is provided that Issuer shall, may or must give its approval or consent, or execute supplemental agreements, exhibits or schedules, Issuer shall not unreasonably, arbitrarily or unnecessarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements, exhibits or schedules.

ARTICLE XXVI

Section 26.1. Financial Reports. So long as any Bonds are outstanding and unpaid and subject to the terms of the Indenture, Tenant shall furnish or cause to be furnished to Trustee, as soon as practicable after the end of each fiscal year and in any event within 120 days thereafter, duplicate copies of the financial statements of Tenant certified to by independent certified public accountants of recognized standing selected by Tenant. Such financial statements shall set forth in comparative form the figures for the previous fiscal year and such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (except for any change in accounting principles with which such certified public accountants concur) and the examination of such accountants in connection with such financial statements shall be made in accordance with generally accepted auditing standards, and accordingly include such tests of the accounting records and such other auditing procedures as considered necessary in the circumstances.

Section 26.2. Quiet Enjoyment and Possession. So long as Tenant shall not be in default under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Project.

ARTICLE XXVII

Section 27.1. Tax Credits and Depreciation. Tenant shall be entitled to claim the full benefit of (i) any investment or other credit against federal or state income tax allowable with respect to expenditures of the character contemplated hereby under any federal or state income tax laws now or from time to time hereafter in effect, and (2) any deduction for depreciation with respect to the Project for purposes of federal or state income taxation. Issuer agrees that it will upon Tenant's request execute all such elections, returns or other documents which may be reasonably necessary or required to more fully assure the availability of such benefits to Tenant.

ARTICLE XXVIII

Section 28.1. Amendments. This Lease may be amended, changed or modified in the following manner:

(a) With respect to any amendment, change or modification which will materially adversely affect the security or rights of the Bondowners, by an agreement in writing executed by Issuer and Tenant and consented to in writing by the owners of at least Sixty-six and Two-thirds percent (66-2/3%) of the aggregate principal amount of the Bonds then outstanding.

(b) With respect to any amendment, change or modification which reduces the Basic Rent or Additional Rent, or any amendment which reduces the percentage of Bondowners whose consent is required for any such amendment, change or modification, by an agreement in writing executed by Issuer and Tenant and consented to in writing by the owners of One Hundred percent (100%) of the aggregate principal amount of the Bonds then outstanding; and

(c) With respect to all other amendments, changes, or modifications, by an agreement in writing executed by Issuer and Tenant.

At least Thirty (30) days prior to the execution of any agreement pursuant to (c) above, Issuer and Tenant shall furnish the Trustee and the Purchaser of the Bonds with a copy of the amendment, change or modification proposed to be made.

Section 28.2. Granting of Easements. If no Event of Default under this Lease shall have happened and be continuing, Tenant may, at any time or times, (a) grant easements, licenses and other rights or privileges in the nature of easements with respect to any property included in the Project, free from any rights of Issuer or the Bondowners, or (b) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as Tenant shall determine, and Issuer agrees, to the extent that it may legally do so, that it will execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by Issuer of: (i) a copy of the instrument of grant or release or of the agreement or other arrangement, (ii) a written application signed by the Authorized Tenant Representative requesting such instrument and (iii) a certificate executed by Tenant stating (aa) that such grant or release is not detrimental to the proper conduct of the business of Tenant, and (bb) that such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Project and will not materially adversely affect the security of the Bondowners. if the instrument of grant shall so provide, any such easement or right and the rights of such other parties thereunder shall be superior to the rights of Issuer and the Bondowners and shall not be affected by any termination of this Lease or default on the part of Tenant hereunder. If no Event of Default shall have happened and be continuing, any payments or other consideration received by Tenant for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of Tenant, but, in the event of the termination of this Lease or default of Tenant, all rights then existing of Tenant with respect to or under such grant shall inure to the benefit of and be exercisable by Issuer.

Section 28.3. Security Interests. Issuer and Tenant agree to execute and deliver all instruments (including financing statements and statements of continuation thereof) necessary for perfection of and continuance of the security interest of Issuer in and to the Project. The Trustee shall file or cause to be filed all such instruments required to be so filed and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be Outstanding.

Section 28.4. Incorporation by Reference. The provisions of the Indenture are hereby incorporated by reference as if fully set forth herein. In the event of any conflicts between the provision of the Indenture and this Lease, the provisions of the Indenture shall be controlling.

Section 28.5. Construction and Enforcement. This Lease shall be construed and enforced in accordance with the laws of the State. The provisions of this Lease shall be applied and interpreted in accordance with the rules of interpretation set forth in the Indenture. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

Section 28.6. Invalidity of Provisions of Lease. If , for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

Section 28.7. Covenants Binding on Successors and Assigns. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 28.8. Section Headings. The section headings hereof are for the convenience of reference only and shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof. The reference to section numbers herein or in the Indenture shall be deemed to refer to the numbers preceding each section.

Section 28.9. Execution of Counterparts. This Lease may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have executed these presents as of the day and year first above written.

Reno County, Kansas

By: /s/ Larry Sharp

Larry Sharp, Chairman

[SEAL] Board of County Commissioners

ATTEST:

/s/ Shari Gagnebin

Shari Gagnebin, County Clerk

"ISSUER"

Wheeled Coach Industries, Inc.

By: /s/ Larry W. Sayre

Larry W. Sayre, Vice President of Finance & CFO.

"TENANT"